UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2006

UCLUELET EXPLORATION CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-50375

(Commission File Number)

98-0389524

(IRS Employer Identification No.)

#1156 – 145 Tyee Drive, Point Roberts, WA 98281

(Address of principal executive offices and Zip Code)

778-863-2751

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 18, 2006, our board of directors approved a three (3) for one (1) forward stock split of our authorized, issued and outstanding shares of common stock. We amended our Articles of Incorporation by the filing of a Certificate of Change with the Nevada Secretary of State wherein we stated that our Corporation will issue three shares for every one share of common stock issued and outstanding immediately prior to the effective date of the forward stock split. The change in our Articles of Incorporation was effected with the Nevada Secretary of State on January 18, 2006. As a result, the authorized capital of our Corporation will increase from 200,000,000 to 600,000,000 shares of common stock with a par value of $0.001. This will increase our issued and outstanding share capital from 11,606,000 shares of common stock to 34,818,000 shares of common stock.

The forward stock split is expected to become effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on February 1, 2006 under the existing stock trading symbol, “UCLU”.

Item 9.01. Financial Statements and Exhibits.

3.1	Certificate of Change Pursuant to NRS 78.209.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UCLUELET EXPLORATION CORP.

/s/ John McLeod

John McLeod,

President, Secretary, Treasurer and Director

Date: January 26, 2006